Information is unaudited, estimated and subject to change. Investor Presentation Third Quarter 2024

Information is unaudited, estimated and subject to change. DISCLAIMER 2 This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: delays and/or unforeseen events that could cause the proposed acquisition of the Palisades Group to be delayed or not consummated; the potential that Chimera may not fully realize the expected benefits of the acquisition of the Palisades Group, including the potential financial impact; our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in inflation, interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or MBS, or other asset-backed securities, or ABS; rates of default, delinquencies, forbearance, deferred payments, or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; our ability to find and retain qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of September 30, 2024, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. We strive to provide attractive risk-adjusted returns and long-term value, using securitization, asset selection and leverage, for our shareholders. CHIMERA IS A CREDIT-FOCUSED HYBRID MORTGAGE REIT ▪ We are a Real Estate Investment Trust (REIT) founded in 2007. ▪ We have been internally managed since August 2015. ▪ Our hybrid approach allows us to maintain flexibility in portfolio allocation and liability management. ▪ Our equity capital is approximately $2.7 billion, including approximately $1.8 billion common stock and $930 million preferred stock. ▪ We have declared dividends of $6.3 billion to common and preferred stockholders since inception. ▪ Our portfolio contains residential mortgage loans and mortgage-backed securities. ▪ Our residential mortgage loan portfolio is comprised of Reperforming Loans (RPLs), Non-QM Loans, Investor Loans, Business Purpose Loans (BPLs), and Prime Jumbo Loans and it represents a significant part of our business and growth strategy. ▪ We use leverage to enhance our returns and to finance the acquisition of mortgage assets through several funding sources including repurchase agreements (repo), warehouse lines, unsecured debt, and, most importantly, asset securitization. ▪ Our total leverage ratio is 3.9x and recourse leverage ratio is 1.2x. 3

Information is unaudited, estimated and subject to change. THIRD QUARTER 2024 OVERVIEW ▪ Generated $0.36 per share of Earnings Available for Distribution (EAD). ✓ Declared a $0.37 dividend per common share in the third quarter of 2024. ✓ A 6% increase from the most recent dividend declared in the second quarter 2024, and a 12% increase from the first quarter 2024 ▪ Issued $75 million(1) of 5 Year NC2 Senior Unsecured Notes at 9.25%. ✓ This was the second unsecured bond offering for 2024 for a combined total of approximately $140 million. ▪ Remained very active with our portfolio during the quarter. ✓ Sponsored rated RPL securitization CIM 2024-R1 totaling $468 million. ✓ Purchased $543 of Agency CMO floaters. • Year-to-date we have purchased $986 million of Agency CMO floaters and guaranteed senior floating rate SLST securities. ✓ Purchased $50 million of high-yielding subordinated tranches of new issue residential credit securitizations. • Year-to-date we have purchased $102 million Non-Agency RMBS. ✓ Committed to purchasing approximately $118 million of RTLs, which are expected to settle in 2024. ▪ Interest rate hedges provide flexibility for the management of our NIM. ✓ $1.5 billion of interest rate swaps, at a weighted average pay-fixed rate of 3.56%, protect approximately 59% of our floating rate liabilities. • The weighted average maturity on the Company’s interest rate swaps is less than one year. ✓ $500 million of interest rate swaptions, at a weighted average pay-fixed rate of 3.45%. Our book value per share for Q3’24 was $22.35 compared to $21.27 per share in Q2’24, resulting in an economic return of 6.8% for the quarter. (1) After deducting the debt issuance cost of $2.9 million, the Company received approximately $72 million. 4

Information is unaudited, estimated and subject to change. TOTAL PORTFOLIO | GAAP BALANCE SHEET Our capital is mainly allocated to residential mortgage loans, financed with securitized debt (non- recourse) and repo (secured recourse) financing. Assets Liabilities Other Assets Cash Agency RMBS Agency CMBS Non Agency RMBS Loans Equity Other Liabilities Unsecured Debt Repo Securitized Debt Residential Mortgage Loans: $11,284 (82%) Q3’24 GAAP Balance Sheet ($ Millions)(1) Non-Agency RMBS: $1,122 (8%) Repo (Secured Recourse Financing): $3,229 (24%) Equity(2): $2,737 (20%) Securitized Debt (Non-Recourse Financing): $7,387 (54%) Total Liabilities ($ Millions): $10,965Total Assets ($ Millions): $13,702 5 (1) At Fair Value. (2) Includes $930 million of Preferred Equity. Agency RMBS: $976 (7%)

Information is unaudited, estimated and subject to change. 13,702 Securitized Debt (Non-Recourse Financing): $7,387 (54%) Common Equity: $1,807 (13%) Preferred Equity: $930 (7%) Senior Unsecured Debt (Long term Debt): $140 (1%)(2) Capital Structure ($ in Millions) CAPITAL STRUCTURE OVERVIEW Series Notional Coupon Floating Info A $145 8.00% Fixed B $325 10.64%(4) SOFR + Tenor Adj + 579 C $260 7.75% Float as of Sept’25 D $200 10.23%(5) SOFR + Tenor Adj +538 Total $930 9.33% Floating Rate Repo (Secured Recourse Financing) $2,543(3) Floating Rate Preferred Equity $525 Total Floating Rate Sensitivity $3,068 Interest Rate Hedges $1,500 Hedge Percentage 49% Net Floating Rate Exposure $1,568 Preferred Details ($ Millions) $1,482 $323 $42 $114 $164 $241 $524 $339 $0 $400 $800 $1,200 $1,600 0-3 Months 3-6 Months 6-12 Months 12 Months+ MtM Limited MtM Non MtM Floating Rate Sensitivity ($ Millions) Repo (Secured Recourse Financing): $3,229 (24%) 6 Q3’24 Expected Repo Maturities ($ Millions) We use several funding sources to finance our investments including repurchase agreements (repo), warehouse lines, unsecured debt and, most importantly, asset securitization. (1) At Fair Value. (2) After deducting the debt issuance cost of $2.7 million, the Company received approximately $62 million with the May 2024 Unsecured Debt Offering. After deducting the debt issuance cost of $2.9 million, the Company received approximately $72 million with the August 2024 Unsecured Debt Offering. (3) Excludes $241 million of capped floating rate financing. (4) Series B coupon is equal to three-month CME Term SOFR (plus a LIBOR to SOFR Tenor spread adjustment of 0.26%) plus a spread of 5.79%. (5) Series D coupon is equal to three-month CME Term SOFR (plus a LIBOR to SOFR Tenor spread adjustment of 0.26%) plus a spread of 5.38%. Total Liabilities & Stockholders’ Equity ($ Millions): $13,702(1)

SECURED RECOURSE FINANCING & INTEREST RATE HEDGING

Q3'24

- $3.2 billion in repo (secured recourse financing) liabilities
- $1.8 billion of Mark-to-Market (MtM) financing
- 1.2x recourse leverage
- 43% of repos are Non-MtM and Limited MtM
- $1.5 billion of interest rate swaps hedge 59% of our floating rate liabilities(1)
  - Weighted average pay-fixed rate of 3.56%
  - Weighted average maturity is less than one year.
- $500 million of interest rate swaptions (expire Jan. 2025)
  - Weighted average pay-fixed rate of 3.45%

Q3'24 Secured Recourse Financing & Interest Rate Hedges ($ Millions)



Total: $3,229
Total: $2,000
$445
$241
$418
$278
$1,847
Non-MtM & Limited MtM: $1,382 (43%)
Floating Rate(1): $2,543 (79%)
$500
$1,500
Interest Rate Swaptions
Interest Rate Swaps
Recourse Financing
Hedges
Floating MtM
Floating Non MtM
Fixed Non MtM
Swaptions
Floating Limited MtM
Capped Floating Limited MtM
Swaps

Q2'24

- $2.7 billion in repo liabilities
- $1.3 billion of Mark-to-Market (MtM) financing
- 1.0x recourse leverage
- 52% of repos are Non-MtM and Limited MtM
- $1.5 billion of interest rate swaps hedge 74% of our floating rate liabilities(2)
  - Weighted average pay-fixed rate of 3.56%
  - Weighted average maturity is less than one year.
- $500 million of interest rate swaptions (expire Jan. 2025)
  - Weighted average pay-fixed rate of 3.45%
- Shorted 5-year $308 million of Treasury futures to hedge execution risk and closed our position post July 2024 securitization pricing.

Q2'24 Secured Recourse Financing & Interest Rate Hedges ($ Millions)



Total: $2,699
Total: $2,000
$441
$243
$425
$285
$1,305
Non-MtM & Limited MtM: $1,394 (52%)
Floating Rate(2): $2,015 (75%)
$500
$1,500
Interest Rate Swaptions
Interest Rate Swaps
Recourse Financing
Hedges
Floating MtM
Floating Non MtM
Fixed Non MtM
Swaptions
Floating Limited MtM
Capped Floating Limited MtM
Swaps

(1) Excludes $241 million of capped floating rate financing.
(2) Excludes $243 million of capped floating rate financing.
Information is unaudited, estimated and subject to change.

7

RESIDENTIAL MORTGAGE LOANS OVERVIEW

Our Residential Mortgage Loan Process

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize mortgage loans by selling senior securities (long-term non-recourse financing) and retaining subordinate and interest-only securities.
- We finance retained securities via repurchase agreements (secured recourse financing) to enhance our return on investment.

Q3'24 Key Loan Statistics

Total Current Unpaid Principal Balance (UPB)	$11.4 Billion(1)
Total Number of Loans	106,144
Weighted Average Loan Size	$108K
Weighted Average Coupon	5.97%
WA FICO	666
Weighted Average Loan Age (WALA)	188 Months
Weighted Average Original Loan-to-Value (LTV)	78%
Amortized Loan-to-Value (LTV)	65%
HPI Updated Loan-to-Value (LTV)(2)	45%
60+ Days Delinquent	9.3%

Our loan portfolio is very seasoned, with 78% of loans originated prior to 2008.

Loan Origination Year ($ Billions)



$2.5 (22%)
$8.9 (78%)
UPB Originated Prior to 2008
UPB Originated After 2008

Weighted Average Loan Age (Months)



162
173
184
180
184
188
2019
2020
2021
2022
2023
2024

Source: Bloomberg and IntexCalc. (1) Includes $544MM of Residential Mortgage Loans held in financing trusts and $602MM of Non-QM and Prime Jumbo securitizations. (2) HPI LTV data as of July 2024.
Information is unaudited, estimated and subject to change.

8

Information is unaudited, estimated and subject to change. RESIDENTIAL MORTGAGE LOANS OVERVIEW Our loan portfolio has benefitted from historical levels of home equity due to home price appreciation. S&P Case Shiller National HPI(1) HPI Updated LTV(1) (%) 100 150 200 250 300 350 2000 2004 2008 2012 2016 2020 2024 66 62 52 49 45 45 2019 2020 2021 2022 2023 2024 Delinquencies on our loan portfolio have been low – currently at lowest level since 2019. Our loan portfolio has a weighted average coupon of 5.97%. 60+ Day Delinquency (%) Weighted Average Coupon (%) 9.9 12.9 11.9 10.7 9.5 9.3 2019 2020 2021 2022 2023 2024 6.54 6.30 6.10 5.85 5.96 5.97 2019 2020 2021 2022 2023 2024 Source: Bloomberg and IntexCalc. (1) HPI LTV data as of July 2024. 9

Information is unaudited, estimated and subject to change. SECURITIZATION ACTIVITY ▪ We currently have RMBS & Loan issuance with an unpaid principal balance of approximately $14 billion outstanding. ▪ Re-securitization is an additional source for future capital re-deployment. We have completed 105 deals and securitized $53 billion of residential mortgage assets, including Legacy Non-Agency RMBS, Seasoned Reperforming Loans, Agency Eligible Investor Loans, Non- QM DSCR loans, and Prime Jumbo loans, since inception. Securitization History ($ Millions) 0 2,000 4,000 6,000 8,000 10,000 2008 2011 2015 2018 2021 2024 Subordinated Bond Orig. Balance Senior Bond Orig. Balance 10 # of Senior Subordinated # of Deals Total Bond Bond Deals Vintage Type Issued Orig. Balance Orig. Balance Orig. Balance Outstanding 2008 Loan 2 771 671 100 2 2009 RMBS 3 3,535 1,965 1,570 2 2010 RMBS 14 5,638 2,156 3,482 6 2011 RMBS 2 359 177 182 2 2012 Loan 3 1,497 1,378 119 - 2014 Loan & RMBS 2 816 522 294 - 2015 Loan 4 2,048 1,385 663 - 2016 Loan 6 5,862 4,149 1,713 1 2017 Loan 9 7,364 5,218 2,147 - 2018 Loan 9 3,022 2,210 812 3 2019 Loan 12 5,007 3,850 1,157 11 2020 Loan 11 4,164 3,254 909 9 2021 Loan 14 8,202 6,522 1,680 14 2022 Loan 5 1,571 1,156 415 5 2023 Loan 8 2,553 1,991 562 8 2024 Loan 1 468 352 116 1 105 $52,878 $36,957 $15,921 64

Information is unaudited, estimated and subject to change. Q3’24 Key Loan Statistics RPL SECURIZATION CREDIT PERFORMANCE Reperforming Loans are a cornerstone of our portfolio. Residential Credit fundamentals and performance have been stable, given home price appreciation and the fully seasoned nature of our loans. Total Original Unpaid Principal Balance (UPB) $16.6 Billion Total Current Unpaid Principal Balance (UPB) $10.3 Billion Total Number of Loans 103,355 Weighted Average Loan Size $99K Weighted Average Coupon 5.98% Weighted Average FICO 656 Weighted Average Loan Age (WALA) 206 Months Amortized Loan-to-Value (LTV) 64% HPI Updated Loan-to-Value (LTV)(1) 42% 60+ Days Delinquent 9.0% 7 8 9 10 11 12 J a n -2 2 M a y -2 2 S e p -2 2 J a n -2 3 M a y -2 3 S e p -2 3 J a n -2 4 M a y -2 4 S e p -2 4 4 8 12 16 J a n -2 2 M a y -2 2 S e p -2 2 J a n -2 3 M a y -2 3 S e p -2 3 J a n -2 4 M a y -2 4 S e p -2 4 0.4 0.5 0.6 0.7 0.8 0.9 J a n -2 2 M a y -2 2 S e p -2 2 J a n -2 3 M a y -2 3 S e p -2 3 J a n -2 4 M a y -2 4 S e p -2 4 5 15 25 35 45 55 J a n -2 2 M a y -2 2 S e p -2 2 J a n -2 3 M a y -2 3 S e p -2 3 J a n -2 4 M a y -2 4 S e p -2 4 60+ Day Delinquency (%) 3 Month Prepayment Rate (CPR %) 3 Month Default Rate (%) 3 Month Loss Severity (%) Source: Bloomberg and IntexCalc.. (1) HPI LTV data as of July 2024. 11

Information is unaudited, estimated and subject to change. SUMMARY Capital • Issued $75 million(1) of 5 Year NC2 Senior Unsecured Notes at 9.25%. • We expect to continue to acquire and securitize mortgage loans as well as further implement our call optimization strategy on our securitizations. • The timing of these re-securitizations is impacted by many factors, including credit performance, prepayment speeds, interest rates, and market volatility. Portfolio Investments • Sponsored rated RPL securitization CIM 2024-R1 with a UPB of $468 million. • Purchased $543 million of Agency CMO floaters. • Purchased $50 million of high-yielding subordinated tranches of new issue residential credit securitizations. • Committed to purchasing approximately $118 million of RTLs, which are expected to settle in 2024. Credit Performance • We believe credit performance on our existing loan portfolio remains strong. • The weighted average HPI LTV of our loan portfolio is 45%(2). • 188 months of seasoning. Financing & Liquidity • Recourse leverage is 1.2x as of Q3’24. • Ended the quarter with $97 million in cash and $550 million in unencumbered assets. Interest Rate Hedging • Current hedges are positioned to deal with an uncertain rate environment. • $1.5 billion of interest rate swaps, with a weighted average maturity less than one year, protect 59% of our floating rate secured recourse financing (3). • $500 million of interest rate swaptions, expiring January 2025, gives us flexibility in case the Fed holds rates higher through 2025. (1) After deducting the debt issuance cost of $2.9 million, the Company received approximately $72 million. (2) HPI LTV data as of July 2024. (3) Excludes $241 million of capped floating rate financing. 12

Information is unaudited, estimated and subject to change. APPENDIX

Information is unaudited, estimated and subject to change. $20.70 $20.25 $21.32 $21.27 $22.35 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q3’24 Economic Return: 6.8% ($0.21) $0.16 $1.36 $0.41 $1.39 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 $0.38 $0.40 $0.37 $0.37 $0.36 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 1.0x 1.0x 0.9x 1.0x 1.2x Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 $139 $222 $169 $162 $97 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 $467 $377 $418 $486 $550 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 GAAP Earnings Per Share Earnings Available For Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) FINANCIAL METRICS (1) Earnings available for distribution per adjusted diluted common share is a non- GAAP measure. See additional discussion in the Appendix section of this presentation. . 14

Information is unaudited, estimated and subject to change. EARNINGS AVAILABLE FOR DISTRIBUTION Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations and certain structured secured financing agreements and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer groups treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs. 15

Information is unaudited, estimated and subject to change. EARNINGS AVAILABLE FOR DISTRIBUTION The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis. 16 For the Quarters Ended September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 (dollars in thousands, except per share data) GAAP Net income (loss) available to common stockholders $ 113,672 $ 33,913 $ 111,016 $ 12,104 $ (16,268) Adjustments: Net unrealized (gains) losses on financial instruments at fair value (104,012) (11,231) (76,765) (6,815) 43,988 Net realized (gains) losses on sales of investments — — 3,750 3,752 460 (Gains) losses on extinguishment of debt — — — 2,473 — Increase (decrease) in provision for credit losses 358 3,684 1,347 2,330 3,217 Net unrealized (gains) losses on derivatives 14,457 (11,955) (5,189) 15,871 (17) Realized (gains) losses on derivatives 4,864 17,317 — — — Transaction expenses 2,317 — 67 425 90 Stock Compensation expense for retirement eligible awards (424) (419) 1,024 (391) (392) Other investment (gains) losses (1,366) (1,001) (4,686) 986 (2,381) Earnings available for distribution $ 29,866 $ 30,308 $ 30,564 $ 30,735 $ 28,697 GAAP net income (loss) per diluted common share $ 1.39 $ 0.41 $ 1.36 $ 0.16 $ (0.21) Earnings available for distribution per adjusted diluted common share $ 0.36 $ 0.37 $ 0.37 $ 0.40 $ 0.38

NET ASSET BREAKDOWN

Net Asset Breakout	Q3'24				Q2'24			
	Direct Holdings	Securitization Trusts	Financing Trusts	Total	Direct Holdings	Securitization Trusts	Financing Trusts	Total
Investments:								
Non-Agency RMBS, at fair value	880,819,478	241,016,668	-	1,121,836,146	813,042,952	238,927,634	-	1,051,970,586
Agency MBS, at fair value	1,018,918,229	-	-	1,018,918,229	503,294,692	-	-	503,294,692
Residential Mortgage Loans[1]								
RPL	-	10,044,194,082	(0)	10,044,194,082	-	9,629,946,326	-	9,629,946,326
Investor	-	596,968,023	-	596,968,023	-	601,750,384	-	601,750,384
RTL	-	-	119,690,280	119,690,280	-	-	139,511,597	139,511,597
Jumbo Prime	-	-	404,924,787	404,924,787	-	-	399,186,679	399,186,679
Total Investment Assets	1,899,737,707	10,882,178,773	524,615,068	13,306,531,547	1,316,337,643	10,470,624,344	538,698,276	12,325,660,264
Securitized debt, collateralized by:								
Non-Agency RMBS	-	72,174,357	-	72,174,357	-	72,120,773	-	72,120,773
Residential Mortgage Loans				-				-
RPL	-	6,874,242,573	-	6,874,242,573	-	6,626,493,313	-	6,626,493,313
Investor	-	440,168,602	-	440,168,602	-	452,497,909	-	452,497,909
Secured financing agreements, secured by:								
Non-Agency RMBS	547,598,193	114,339,000	-	661,937,193	532,073,000	116,293,000	-	648,366,000
Agency RMBS	866,831,475	-	-	866,831,475	412,458,000	-	-	412,458,000
Residential Mortgage Loans								
RPL	-	1,264,720,834	-	1,264,720,834	-	1,192,889,940	-	1,192,889,940
RTL	-	-	96,476,035	96,476,035	-	-	112,481,919	112,481,919
Jumbo Prime	-	-	338,782,341	338,782,341	-	-	333,103,156	333,103,156
Total Investment Liabilities	1,414,429,668	8,765,645,366	435,258,376	10,615,333,410	944,531,000	8,460,294,935	445,585,075	9,850,411,010
Net Assets	485,308,039	2,116,533,407	89,356,691	2,691,198,137	371,806,643	2,010,329,409	93,113,202	2,475,249,254

(1) Table above excludes approximately $118 million and $463 million of Loans held for investment as of September 30, 2024 and June 30,2024, which were purchased prior to the reporting dates and settled subsequent to the reporting periods.

Information is unaudited, estimated and subject to change.

17

NET INTEREST SPREAD

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended					
	September 30, 2024 (dollars in thousands)			June 30, 2024 (dollars in thousands)		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:						
Interest-earning assets [1]:						
Agency RMBS [3]	$ 627,966	$ 10,343	6.6 %	$ 459,668	$ 2,719	6.2 %
Agency CMBS	44,236	502	4.5 %	50,383	598	4.7 %
Non-Agency RMBS	978,811	30,365	12.4 %	973,309	30,527	12.5 %
Loans held for investment	11,260,536	152,355	5.4 %	11,265,266	151,001	5.4 %
Total	$ 12,911,549	$ 193,565	6.1 %	$ 12,748,626	$ 184,845	5.9 %
Liabilities and stockholders' equity:						
Interest-bearing liabilities [2]:						
Secured financing agreements collateralized by:						
Agency RMBS [3]	$ 537,265	$ 7,563	5.7 %	$ 376,644	$ 1,858	5.6 %
Agency CMBS	31,001	423	5.5 %	36,275	501	5.5 %
Non-Agency RMBS	649,412	11,088	6.8 %	657,235	11,288	6.9 %
Loans held for investment	1,699,744	26,643	6.3 %	1,679,210	26,170	6.2 %
Securitized debt	7,887,609	73,867	3.7 %	7,926,792	71,943	3.6 %
Long term debt [3]	99,938	2,470	9.9 %	65,000	691	9.8 %
Total	$ 10,904,969	$ 122,054	4.5 %	$ 10,741,156	$ 112,451	4.2 %
Economic net interest income/net interest rate spread		$ 71,511	1.6 %		$ 72,394	1.7 %
Net interest-earning assets/net interest margin	$ 2,006,580		2.2 %	$ 2,007,470		2.3 %
Ratio of interest-earning assets to interest bearing liabilities	1.18			1.19		

(1) Interest-earning assets at amortized cost

(2) Interest includes periodic net interest cost on swaps

(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period

Information is unaudited, estimated and subject to change.

18

Information is unaudited, estimated and subject to change. SECURITIZATION PROCESS Chimera has created term-funding through securitization.(1) In the example below, CIM buys $100MM Non-Agency mortgage bonds or loans from a dealer for securitization. $100 MM Non-Agency Mortgage Bond/Loans $100 MM Trust (Non-Agency RMBS Collateral) $75 MM Senior A Note Sold to Third Party $25 MM Subordinate B Note Retained by CIM $15 MM Repo Financing $10 MM Equity Deposit Principal & Interest Losses & Interest Recourse Financing • CIM deposits the bond or loans into a trust. • The trust issues bonds backed by the cashflow of the underlying bond or loans. • The Senior A note receives all principal from the collateral and interest on its $75MM bond until the bond is paid off. • The Subordinate B note receives interest on its $25MM bond, absorbs losses and starts to receive principal only after the Senior A note is paid in full. • 3x Non-Recourse Leverage. • 60% of the Subordinate B note is financed through a repurchase agreement. • The remaining 40% of the Subordinate B note is equity. • 1.5x Recourse Leverage. (1) The hypothetical diagram below shows the typical structure of our securitization transactions. . 19

CONSOLIDATED LOAN SECURITIZATIONS

VINTAGE	DEAL	ORIGINAL FACE ($ Thousands)			REMAINING FACE ($ Thousands)			WEIGHTED AVERAGE COUPON (WAC)		FIRST CALL DATE
		TOTAL	SOLD	RETAINED	TOTAL	SOLD	RETAINED	Outstanding Bonds Sold	Underlying Collateral	
2024	CIM 2024-R1	468,148	351,813	116,335	458,490	342,169	116,321	4.75%	5.76%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	205,883	170,046	35,780	6.71%	7.16%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	345,732	295,087	50,629	5.03%	5.76%	Apr-28
2023	CIM 2023-NR2	66,661	48,328	18,333	54,626	38,088	16,538	6.00%	5.28%	Currently Callable
2023	CIM 2023-R3	450,834	394,479	56,355	394,906	338,511	56,355	4.50%	5.58%	Apr-25
2023	CIM 2023-I1	236,161	205,578	30,583	202,180	171,597	30,583	6.36%	7.41%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	379,881	297,370	82,511	5.50%	6.28%	Mar-28
2023	CIM 2023-NR1	134,016	97,161	36,855	98,778	61,387	37,391	6.00%	6.09%	Currently Callable
2023	CIM 2023-R1	585,718	512,503	73,215	492,798	420,266	72,531	5.40%	6.32%	Jan-25
2022	CIM 2022-NR1	144,912	105,061	39,851	121,347	83,074	38,273	5.00%	4.84%	Currently Callable
2022	CIM 2022-R3	369,891	327,168	42,723	299,525	256,867	42,657	4.57%	5.51%	Sep-27
2022	CIM 2022-I1	219,442	122,997	96,445	186,991	90,546	96,445	4.35%	4.70%	Currently Callable
2022	CIM 2022-R2	508,202	440,865	67,337	410,104	342,978	67,125	3.82%	4.80%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	252,241	218,047	34,115	3.05%	4.56%	Feb-27
2021	CIM 2021-NR4	167,596	125,747	41,849	107,006	61,401	45,605	2.82%	5.75%	Currently Callable
2021	CIM 2021-R6	353,797	336,284	17,513	207,405	189,887	17,513	1.65%	6.17%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	329,727	262,825	66,902	2.00%	5.66%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	331,195	249,604	81,591	2.00%	6.71%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	475,472	346,700	128,772	1.95%	6.76%	Apr-25
2021	CIM 2021-NR3	117,373	82,161	35,212	60,891	22,033	38,858	5.57%	6.86%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	750,446	525,373	224,582	2.07%	7.06%	Mar-25
2021	CIM 2021-NR2	240,425	180,318	60,107	130,470	57,684	72,785	5.57%	7.10%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,095,938	779,910	314,787	1.94%	7.37%	Feb-25
2021	CIM 2021-NR1	232,682	162,877	69,805	115,474	33,401	82,073	5.57%	7.68%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	361,984	271,667	90,317	2.44%	6.22%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	257,165	173,481	83,684	2.25%	5.39%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	162,507	81,226	81,273	2.47%	5.50%	Clean-up Call
2020	CIM 2020-R3	438,228	328,670	109,558	249,233	141,272	107,961	4.00%	5.56%	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	283,885	210,249	73,895	2.67%	4.32%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	242,273	169,909	72,364	2.90%	5.92%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	746,481	522,387	214,820	3.50%	4.47%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	153,637	91,138	61,981	3.00%	5.80%	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	165,318	103,125	62,194	3.00%	6.33%	Currently Callable
2019	CIM 2019-R3	342,633	291,237	51,396	148,032	98,003	50,029	2.63%	6.73%	Currently Callable
2019	CIM 2019-R2	464,327	358,172	106,155	277,742	173,971	103,771	3.49%	5.45%	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	209,331	136,860	72,471	3.25%	4.42%	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	55,036	23,041	31,816	4.37%	7.33%	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	68,450	10,886	57,564	4.07%	4.86%	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	6,486	4,822	1,642	6.74%	4.77%	Do Not Hold Call Rights
	TOTAL	$17,905,539	$14,756,877	$3,148,662	$10,895,066	$7,866,891	$3,016,503	3.50%	5.99%	

Source: Bloomberg and IntexCalc..
Information is unaudited, estimated and subject to change.

20

Information is unaudited, estimated and subject to change.